EXHIBIT 99.1

National Beverage Corp. Confirms Date of Special Cash Dividend

    FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--April 28, 2004--National Beverage Corp. (AMEX:FIZ) today announced that it has confirmed the payment date of April 30, 2004 for the special "one-time" cash dividend previously announced on March 5, 2004. The Company is paying $1.00 per share on approximately 37 million outstanding shares (adjusted for the 100% stock dividend paid on March 22, 2004).
    "Team National is extremely proud that our Company was managed to allow for 'excess' cash to go to the owners...our shareholders, at this time," said Nick A. Caporella, Chairman and Chief Executive Officer. "The exhilaration felt by our directors, management team and employees has intensified our resolve to employ various strategies in our quest to continue enhancing value for our shareholders," concluded Mr. Caporella.
    National Beverage produces soft drinks, bottled waters, juices and juice products and is highly recognized for a line of refreshing flavors through its popular brands: Shasta(R), Faygo(R), Ritz(R), Everfresh(R), Mr. Pure(R) and LaCroix(R).

    Fun & Flavor...the National Beverage Way

    Note: This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors are described in the Company's Securities and Exchange Commission filings and the Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


    CONTACT: National Beverage Corp., Fort Lauderdale
             Grace A. Keene, 954/581-0922